UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2008
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

157 Technology Drive		92618
Irvine, California		(Zip Code)
(Address of principal executive offices)
(949) 788-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 7, 2008, we issued a press release announcing that we received marketing approval from the U.S. Food and Drug Administration, or FDA, for levoleucovorin for injection. It is indicated after high-dose methotrexate therapy in patients with osteosarcoma, and to diminish the toxicity and counteract the effects of impaired methotrexate elimination or inadvertent overdose of folic acid antagonists. Levoleucovorin is the only commercially available formulation comprised only of the pharmacologically active enantiomer of leucovorin (Levoleucovorin or (6S)-leucovorin). We currently expect commercial launch by June 2008.
     In April 2006, we acquired the oncology drug product assets of Targent, Inc., which included a license agreement with Merck Eprova AG, a Swiss corporation, or Eprova, for levoleucovorin. Pursuant to the terms of the acquisition, we are required to issue to Targent, or its stockholders, an aggregate amount of 125,000 shares of our common stock, with a fair market value of $305,000, upon the receipt of FDA approval. One-third of the shares were registered for resale pursuant to a registration statement that we filed on June 15, 2006, and is now effective.
     Pursuant to the license agreement with Eprova, we are required to pay Eprova $100,000.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibits:	Description of Document
99.1	Press Release dated March 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 11, 2008

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam Kumaria
	Name:	Shyam Kumaria
	Title:	V.P. Finance

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated March 7, 2008.

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